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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK OF
PERSEON CORPORATION
OR
PUBLICLY-TRADED WARRANTS
TO PURCHASE SHARES OF COMMON STOCK OF
PERSEON CORPORATION

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM, NEW YORK CITY TIME, ON DECEMBER 7, 2015, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares or Public Warrants (each as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in "Terms of the Offer" of the Offer to Purchase (as defined below)). This form may be delivered by hand, courier or mailed (to the Depositary). See "Procedures for Accepting the offer and Tendering Shares and Public Warrants" of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
By 5:00 p.m. NYC time on the Expiration Date	By 11:59 p.m. NYC time on the Expiration Date	By 5:00 p.m. NYC time on the Expiration Date
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 380-1372 (phone) (866) 734-9952 (fax)	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFFR TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in "Procedures for Accepting the Offer and Tendering Shares and Public Warrants" of the Offer to Purchase) and certificates for Shares or Public Warrants to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Galil Merger Sub, Inc., a Delaware corporation (or any permitted assignee thereof, "Purchaser") and a wholly-owned subsidiary of Galil Medical Inc., a Delaware corporation ("Parent"), which is itself a wholly-owned subsidiary of Galil Medical Ltd., an Israeli company ("Israeli Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 5, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares"), of Perseon Corporation, a Delaware corporation ("Perseon") and the number of publicly-traded warrants to purchase Perseon common stock (the "Public Warrants") set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The undersigned further acknowledges that Purchaser may assign any of its rights hereunder to any other subsidiary of Parent.

Number of Shares Tendered:

Number of Public Warrants Tendered:

☐	Check if securities will be tendered by book-entry transfer.

Name of Tendering Institution:

Account No.:

Dated: , 2015

Name(s) of Record Holder(s)

(please print)
Address(es):

(Zip Code)
Area Code and Telephone No(s):

Signature(s):

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) has a "net long position" in the Shares and Public Warrants tendered hereby within the meaning of Rule 14e-4 ("Rule 14e-4") under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares and Public Warrants complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares and Public Warrants, in proper form for transfer, or to deliver Shares and Public Warrants pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's

Message (as defined in "Procedures for Accepting the Offer and Tendering Shares and Public Warrants" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Capital Market trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)
Area Code and Tel. No.:

(Authorized Signature)
Title:

Name:

(Please type or print)
Dated: , 2015

        NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.